UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 13, 2016

INVENTRUST PROPERTIES CORP.
(Exact Name of Registrant as Specified in its Charter)

Maryland	000-51609	34-2019608
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2809 Butterfield Road
Oak Brook, Illinois 60523
(Address of Principal Executive Offices)
(855) 377-0510
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 13, 2016, InvenTrust Properties Corp. (the “Company”) announced that the Company’s board of directors (the “Board”) has appointed Adam M. Jaworski, 43, as Senior Vice President and Chief Accounting Officer of the Company, effective immediately. Prior to Mr. Jaworski's appointment, Michael E. Podboy, the Company's Executive Vice President, Chief Financial Officer, Chief Investment Officer and Treasurer, acted as principal accounting officer.

Mr. Jaworski most recently served as Chief Accounting Officer of the United States platform of Global Logistic Properties, a global owner, manager and developer of modern logistics facilities, from 2013 to November 2016. Prior to this role, Mr. Jaworski served as a Senior Manager at Deloitte & Touche, LLP in the real estate advisory group from 2011 to 2013. He served as Corporate Controller for Waterton Associates LLC, a real estate investor and property management company, and its hotel investment and management division, Ultima Hospitality, LLC from 2007 to 2011. Mr. Jaworski has worked previously as an auditor in the field of public accounting for both Arthur Andersen, LLP and Deloitte and Touche, LLP. He has 20 years of experience in auditing and accounting. He graduated from Ball State University with a Bachelor of Science in Accounting and a Master of Arts in Organizational Development. He is a Certified Public Accountant.

In connection with Mr. Jaworski's appointment as Senior Vice President and Chief Accounting Officer, Mr. Jaworski is entitled to an annual salary of $293,000 and is eligible to participate in the Company’s annual cash bonus program with a target annual bonus equal to 40% of his annual salary. Mr. Jaworski will also receive a one-time signing bonus of $155,000, with $55,000 payable on the first regular payroll date following Mr. Jaworski’s hire date, and $100,000 to be paid at the same time as cash bonuses for performance year 2016 are paid to other employees of the Company. In addition, the Compensation Committee of the Board granted an award of 58,599 restricted stock units to Mr. Jaworski under the Company’s 2015 Incentive Award Plan. The restricted stock units granted under the award vest in shares of Company common stock in three equal annual installments beginning on December 31, 2016, assuming continued employment on each of the vesting dates. A copy of the press release announcing the appointment is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

Mr. Jaworski has no family relationships with any director or executive officer of the Company. There are no transactions involving Mr. Jaworski that would be required to be reported under Item 404(a) of Regulation S-K.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

99.1	Press Release of InvenTrust Properties Corp. dated December 13, 2016

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

InvenTrust Properties Corp.

Date: December 13, 2016	By:	/s/ Michael E. Podboy
	Name:	Michael E. Podboy
	Title	Executive Vice President, Chief Financial Officer, Chief Investment Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of InvenTrust Properties Corp. dated December 13, 2016